UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	0001170106	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 S. Main Street, Garnett, Kansas 66032
(Address of principal executive offices)

(785) 448-2888

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The board of directors of East Kansas Agri-Energy, LLC is announcing its intent to engage in a reclassification and reorganization of the Company’s membership units.  The proposed transaction will provide for the reclassification of the Company’s units into three separate and distinct classes.  If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 unit holders of record in its current class with the remaining approximately 400 unit holders split into two additional classes, which would enable the Company to voluntarily terminate the registration of its units under the Securities and Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	July 2, 2007	/s/ Thomas Leitnaker
Thomas Leitnaker, Controller (Principal Financial Officer)